PROSPECTUS and				PRICING SUPPLEMENT NO. 13
PROSPECTUS SUPPLEMENT, each		effective at 1:00PM ET
Dated September 3, 1996			Dated January 14 1997
CUSIP: 24422EHJ1				Commission File No.: 333-10561
Filed pursuant to Rule 424(b)(3)

                        U.S. $518,850,000
JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES C
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				16 January 1997

Maturity Date:					16 January 2002

Principal Amount:					$35,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					3 Month

Spread:						14 Basis Points

Initial Interest Determination Date:	14 January 1997

Day Count Convention:				Actual/360

Interest Reset Dates:			      Quarterly on the sixteenth
of January, April, July
& October commencing on
the Date of Issue.

Interest Determination Dates:			Two London Banking Days
preceding such Interest
Reset Dates

Interest Payment Dates:				Quarterly on the sixteenth
of January, April, July &
October commencing on
 							April 16, 1997.

Redemption Provisions:				None

Plan of Distribution:				Chase Securities Inc.
has purchased the Senior Notes
as principal at a purchase
price of 100% of the
aggregate principal amount
of the Senior Notes.


Chase Securities Inc.
r:finance\mtn\jdccflglibor.doc